Exhibit 99.8

                        American Campus Communities, Inc.
                 Announces Strategic Realignment of Management;
                 Appoints Jim Hopke as Chief Investment Officer

    Business Editors/Real Estate Writers

    AUSTIN, Texas--(BUSINESS WIRE)--April 28, 2005--American Campus Communities, Inc. (NYSE:ACC), one of the nation's largest owners, managers and developers of high-quality student housing properties, today announced the following executive changes:

    -- Jim Hopke will be rejoining the company and is being appointed to the position of executive vice president and chief investment officer.

    -- Mark Hager, chief financial and accounting officer and treasurer of American Campus Communities, has resigned in order to pursue his entrepreneurial interests. He will continue in his present role through May 16, 2005 and will remain with the company through June 30 to facilitate an orderly transition.

    -- Brian Nickel, currently chief investment officer of American Campus Communities, has been appointed as chief financial officer effective May 17, 2005.

    -- Jon Graf, currently vice president and controller of American Campus Communities, has been promoted to the position of senior vice president, chief accounting officer and treasurer.

   -- Greg Dowell, currently senior vice president and chief of operations of American Campus Communities, has been promoted to executive vice president and chief of operations.

    --  Kim Voss, currently the assistant controller of American
        Campus Communities, has been promoted to vice president and controller.

    Chief Executive Officer Bill Bayless stated, "We are extremely pleased to have Jim rejoin our management team, his intuitive investment capabilities are well aligned with our long-term goals. Brian Nickel has demonstrated in-depth industry knowledge, solid leadership and financial acumen during his tenure at American Campus Communities and we look forward to his contributions in the role of chief financial officer. The company has successfully achieved its near term business initiatives as outlined during our initial public offering, and with this realignment we are well positioned to realize our long-term business objectives. We thank Mark Hager for his significant role in the growth of the company including the initial public offering, and for building a strong financial and administrative operations infrastructure, which will make this transition seamless. I consider Mark's resignation a personal loss and we wish him all the best in his endeavors."
    Mr. Hopke is leaving his position as vice president at Wachovia Securities, where his responsibilities included providing asset management services for balance sheet investments including bridge loans, mezzanine loans, preferred and common equity. He formerly served as the senior vice president of acquisitions for American Campus Communities from 1999 - 2002, a period of significant growth for the company. Prior to joining American Campus Communities in 1999, Mr. Hopke held positions with JPI and Insignia Financial Group. He holds a bachelor of science from Clemson University.

    About American Campus Communities, Inc.

    American Campus Communities, Inc. is one of the largest publicly traded REITs solely focused on student housing in the United States. American Campus Communities is a fully integrated, self-managed and self-administered equity REIT with expertise in the acquisition, design, finance, development, construction management, and leasing and management of student housing properties. The company owns and manages 24 high-quality student housing properties containing approximately 15,600 beds. Including its owned properties, the company manages 43 student housing properties, representing 26,900 beds. For more information about the company please go to the company website, at www.studenthousing.com.

    Forward-Looking Statements

    Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, which express the current beliefs and expectations of management. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause our future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.



    CONTACT: American Campus Communities, Inc., Austin
             Bill Bayless, 512-732-1000
              or
             At the Financial Relations Board
             Georganne Palffy, 312-640-6768